UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 18, 2012

ASPECT FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51085	20-1227650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center
250 Vesey Street, 10th Floor
New York, NY 10080

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Merrill Lynch Alternative Investments LLC is the sponsor (the “Sponsor”) of Aspect FuturesAccess LLC (the “Registrant”).

(b)           Effective as of April 18, 2012, Justin C. Ferri ceased serving as Chief Executive Officer and President of the Sponsor.

(c)           Effective as of April 18, 2012, Deann Morgan was appointed as the interim Chief Executive Officer and President of the Sponsor.  Under the terms of her appointment Ms. Morgan will serve as interim Chief Executive Officer and President during a leave of absence being taken by Mr. Ferri.  Ms. Morgan, 42 years old, is a Managing Director of the Global Wealth and Retirement Solutions group (“GWRS”) within Bank of America Corporation (“BOA”), and she had been a Vice President of the Sponsor since March 2008.  As   Chief Executive Officer and President of the Sponsor and a Managing Director within GWRS, Ms. Morgan is responsible for overseeing GWRS Alternative Investments Origination.  From April 2006 until December 2008, Ms. Morgan was a Director for BOA’s Investments, Wealth Management & Insurance group, where she was responsible for origination of private equity and listed alternative investments.

There are no family relationships between Ms. Morgan and any other executive officer or member of the Board of Managers of the Sponsor. There are no relationships or transactions between Ms. Morgan and the Registrant that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT FUTURESACCESS LLC

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date: April 24, 2012